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Exhibit 10-AZ

                              FRANCHISEE COMMITMENT

This Franchisee Commitment (the "Commitment") dated as of January 27, 2000, is from the individual, individuals, entity and/or entities listed on Schedule I hereto (collectively, the "Franchisees") to Burger King Corporation ("BKC").

                                  INTRODUCTION

         A. BKC and Franchisees are parties to Franchise Agreements for the Burger King(R) restaurants listed on Schedule I attached hereto (individually, a "Restaurant" and collectively, the "Restaurants").

         B. BKC and Coca-Cola have entered into the Coca-Cola Soft Drink Agreement regarding the sale of certain Coca-Cola beverages to and by Burger King restaurants located in the United States.

         C. BKC and Dr Pepper have entered into the Dr Pepper Soft Drink Agreement regarding the sale of certain Dr Pepper beverages to and by Burger King restaurants located in the United States.

         D. Pursuant to the Coca-Cola Soft Drink Agreement, Coca-Cola has agreed, among other things, to make available to Burger King franchisees an upfront transformation investment (the "Coca-Cola Funds") to be used in connection with the Transformation Initiatives.

         E. Pursuant to the Dr Pepper Agreement, Dr Pepper has agreed, among other things, to make available to Burger King franchisees an upfront transformation investment (the "Dr Pepper Funds") to be used in connection with the Transformation Initiatives.

         F. Pursuant to the Trust Agreement, Coca-Cola and Dr Pepper have agreed to deposit the Coca-Cola and Dr Pepper Funds into a Trust Account with the Trustee, to be used by Qualified Franchisees for the Transformation Initiatives and for other restaurant transformation purposes.

         G. The Franchisees desire to become Beneficiaries under the Trust Agreement. The Franchisees are therefore willing to execute and deliver this document to evidence their commitment to the purposes of the Soft Drink Agreements and the Transformation Initiatives and to use the Payment Amount for the purposes described herein.

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1.       Definitions. The definitions set forth in this Section shall apply to the following terms when used with initial capital letters in this Commitment and any attachments, Exhibits, or amendments hereto.

         1.1      ADI. Area of Dominant Influence.

         1.2 Beneficiaries. Those Burger King franchisees who execute a Franchisee Commitment.

         1.3      BKC. Burger King Corporation, a Florida corporation.

         1.4 Burger King System. The system of BKC-owned and franchised Burger King restaurants in the U.S.

         1.5 Class A Qualified Restaurants. Those Burger King restaurants that were open for business in the U.S. under valid Franchise Agreements as of the First Installment Qualifying Date and on the date hereof. Class A Qualified Restaurants do not include those Burger King restaurants with franchise agreements that expire on or before June 30, 2002 if BKC has determined that they are ineligible for successor. Class A Qualified Restaurants include Limited Menu Restaurants.

         1.6 Class B Qualified Restaurants. Those Burger King restaurants that were open for business in the U.S. under valid Franchise Agreements as of the Second Installment Qualifying Date. Class B Qualified Restaurants do not include those Burger King restaurants with franchise agreements that expire on or before June 30, 2002 if BKC has determined that they are ineligible for successor. Class B Qualified Restaurants exclude Limited Menu Restaurants.

         1.7      Coca-Cola. The Coca-Cola Company, a Delaware corporation.

         1.8 Coca-Cola Soft Drink Agreement. The Soft Drink Agreement dated as of October 20, 1999 by and between BKC and Coca-Cola.

         1.9 Drive-Thru Approval Date. The date upon which BKC approves and mandates the Drive-Thru 2000 Package.

         1.10 Drive-Thru 2000 Package. One of the Transformation Initiatives currently being considered by BKC for use in the Burger King System. The Drive-Thru 2000 Package will consist of those items of equipment and other components approved and mandated by BKC.

         1.11     Dr Pepper. Dr Pepper/Seven Up, Inc., a Delaware corporation.

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         1.12     Dr Pepper Soft Drink Agreement. The Soft Drink Agreement dated as of December 23, 1999 by and between BKC and Dr Pepper.

         1.13     First Installment Qualifying Date. December 1, 1999.

         1.14     Grantors. Collectively, Coca-Cola and Dr Pepper.

         1.15 Have It Your Way Kitchen. One of the Transformation Initiatives currently being considered by BKC for use in the Burger King System. The "Have It Your Way Kitchen" is a new kitchen operating system and includes a new flexible broiler.

         1.16 Limited Menu Restaurant. A Burger King restaurant facility without a drive-thru that serves a limited menu of Burger King products.

         1.17     NFA. The National Franchisee Association, Inc.

         1.18     Payment Amount. The sum of up to $56,000 per Qualified
                  Restaurant.

         1.19 Qualified Franchisee. A Burger King franchisee who (i) owns one or more Qualified Restaurants, and (ii) executes and delivers this Commitment with respect to all of its Qualified Restaurants.

         1.20 Qualified Restaurants. Collectively, the Class A Qualified Restaurants and the Class B Qualified Restaurants.

         1.21 RSI. Restaurant Services, Inc., the exclusive purchasing agent for the Burger King System.

         1.22 Second Installment Qualifying Date. A specific date which is sixty (60) days after the Drive-Thru Approval Date.

         1.23 Soft Drink Agreements. Collectively, the Coca-Cola Soft Drink Agreement and the Dr Pepper Soft Drink Agreement.

         1.24 Transformation Initiatives. The initiatives and associated expenses which BKC has determined or may determine are critical elements of BKC's transformation and marketing strategy intended to increase Burger King restaurant sales, including soft drink sales, which currently include, without limitation, those initiatives currently referred to as the "Drive-Thru 2000 Package," "Have It Your Way Kitchen" and/or the "Integrated Supply Chain Management Initiative."

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         1.25     Trust Account. The Trust Account established by the Grantors for the benefit of the Beneficiaries pursuant to the Trust Agreement.

         1.26 Trust Agreement. The Trust Agreement dated as of December 23, 1999 by and among the Grantors, the Trustee and the Beneficiaries.

         1.27     Trustee. Citibank, N.A., a national banking association.

2. Representations and Warranties of Franchisees. The Franchisees, jointly and severally, represent and warrant to BKC as follows:

         2.1 All of the Restaurants listed on Schedule I are Class A Qualified Restaurants.

         2.2 The Franchisees serve COCA-COLA(R) products supplied under supply agreements with BKC at all of their Class A Qualified Restaurants.

         2.3 The Franchisees either currently serve or will serve Dr Pepper(R) at all of their Class A Qualified Restaurants by December 31, 2000 under supply agreements with BKC.

         2.4 This Commitment constitutes a valid and binding obligation of the Franchisees enforceable in accordance with its terms to the extent permitted under applicable law, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally.

3.       Acknowledgements of Franchisees.

         3.1 The Franchisees hereby acknowledge and agree that they are obligated under their Franchise Agreements to install signage bearing the new "Burger King Bun Halves and Crescent" logo at all of their Burger King Restaurants in the U.S. at their sole cost and expense by no later than December 31, 2001.

         3.2 The Franchisees hereby acknowledge and agree that they are obligated to maintain their Restaurants in good condition and repair to the extent necessary to bring their Restaurants into compliance with the Franchise Agreements, including, without limitation, painting their restaurant buildings, resealing and restriping restaurant parking lots, upgrading restaurant landscaping, and that doing so is in the best interests of the Franchisees and the Burger King System.

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         3.3      For Restaurants with a Drive-Thru, the Franchisees hereby
                  acknowledge and agree that, once BKC mandates the Drive-Thru 2000 Package for use in the Burger King System, they will be obligated under their Franchise Agreements to install the Drive-Thru 2000 Package at the Restaurants by no later than December 31, 2001 at their sole cost and expense. Any work in connection with the Drive-Thru 2000 Package will be performed in a good and workmanlike manner using only equipment approved by BKC. If the Franchisees' Class B Qualified Restaurants include Restaurants not listed on Schedule I, the Franchisees will also install the Drive-Thru 2000 Package at those additional Restaurants by no later than December 31, 2001.

         3.4 The Franchisees agree that the purchase of all equipment for the Drive-Thru 2000 Package will be arranged through RSI, and that the Franchisees will be responsible for obtaining all necessary approvals and consents from governmental agencies, if any, to implement the Drive-Thru 2000 Package and for payment of all costs, expenses and fees associated therewith, including, but not limited to, contractors and materialmen.

4.       Additional Covenants of Franchisees.

         4.1 The Franchisees will be responsible for the costs associated with the roll-out of the Drive-Thru 2000 Package to the Restaurants, as determined by RSI. In addition, the Franchisees will be responsible for the costs associated with the training of employees, managers and crew in connection with the Drive-Thru 2000 Package, and for roll-out and training costs in connection with the Have It Your Way Kitchen initiative, only if the Have It Your Way Kitchen is approved and mandated by BKC at some future date. These obligations may include attendance by the Franchisees and/or any in-restaurant personnel at such training sessions as BKC may reasonably require at such time and locations as may be reasonably designated by BKC.

         4.2 The Franchisees agree to use the First Installment of the Payment Amount to (a) install new signage in accordance with
                  Section 3.1 above, (b) "spruce up" the Restaurants in accordance with Section 3.2 above, and (c) reseal and restripe restaurant parking lots in accordance with Section 3.2 above. The Franchisees further agree that the work required under
                  Section 3.2 will be completed by September 30, 2000, unless the Franchisees elect to "early successor" a Restaurant under BKC's Early Successor Incentive Programs, in which case the work will be completed within the time frames established under such programs.

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5.       Payment Procedures; Timing of Payments. The Payment Amount is payable in two (2) installments as follows:

         5.1 Upon execution and delivery to BKC of this Commitment, the Franchisees will be eligible to receive $28,000 per Restaurant (the "First Installment"). To receive the First Installment on or about March 15, 2000, the Franchisees must return this Commitment by no later than January 31, 2000. If the Franchisees return this Commitment after January 31, 2000 (but before July 31, 2000), the First Installment will be included with the payment of the Second Installment (as defined below). Upon receipt of this Commitment, BKC will verify that the Restaurants listed in Schedule I are Class A Qualified Restaurants. BKC will then advise the Trustee that the Franchisees are eligible to receive the First Installment with respect to their Class A Qualified Restaurants, and the Trustee will disburse the First Installment to the Franchisees in accordance with an established payment schedule. The Franchisees are eligible to receive the First Installment for any Limited Menu Restaurants included in Schedule I.

         5.2      Following the Drive-Thru Approval Date (but prior to March 31,
                  2001), the Franchisees may seek payment in the amount of $28,000 for each of their Class B Qualified Restaurants (the "Second Installment") by executing and delivering to BKC a Beneficiary's Certificate in the form to be provided by BKC. The Beneficiary's Certificate should list all of the Franchisees' Class B Qualified Restaurants.

         5.3 On September 30, 2000 or the date upon which the NFA endorses the Drive-Thru 2000 Package, whichever is earlier, BKC will advise the Trustee that the Franchisees are eligible to receive the Second Installment with respect to their Class B Qualified Restaurants, provided that BKC has previously received the executed Beneficiary's Certificate from the Franchisees and verified that the Restaurants listed in the Certificate are Class B Qualified Restaurants. Thereafter, the Trustee will disburse the Second Installment to the Franchisees in accordance with an established payment schedule. The Franchisees acknowledge that they will not be eligible to receive the Second Installment for any Limited Menu Restaurants, as determined by BKC.

         5.4 By no later than July 31, 2001, the Trustee will disburse any residual funds remaining in the Trust Account based upon the proportion that the number of Qualified Restaurants owned by the Franchisees bears to the total number of Qualified Restaurants

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                  owned by all Beneficiaries. For illustration purposes only, if a Franchisee owns eight (8) Restaurants, and there are 8,000 Qualified Restaurants and the residual funds are $100,000, then the Franchisee will receive 8/8000 (or 1/1000) of the $100,000 residual, or a total of $100 from the residual funds.

         5.5 The Trustee will disburse all of the installments to the Franchisees on a "first come, first served" basis. Accordingly, if there are insufficient funds in the Trust Account to pay any installment, the Franchisees will have to defer receipt of payment until the Grantors deposit additional funds in the Trust Account in accordance with the funding schedules set forth in the Trust Agreement.

6. Accounting Rights. BKC shall have the right to require the Franchisees to provide an accounting of Franchisees' use of the Payment Amount to the extent necessary under this Commitment.

7.       Default.

         7.1 The Franchisees acknowledge that the failure to install new signage as mandated by BKC and to paint their restaurant buildings, reseal and restripe parking lots and upgrade restaurant landscaping to the extent necessary to bring their Restaurants into compliance with the Franchise Agreements shall constitute events of default under the Franchise Agreements and this Commitment. The Franchisees further acknowledge that once BKC has mandated the Drive-Thru 2000 Package for use in the Burger King System, the failure to implement the Drive-Thru 2000 Package by December 31, 2001 shall constitute an event of default under the Franchise Agreements and this Commitment. In such event, if any such failure continues after notice of default and the expiration of any applicable cure period, BKC may proceed to protect and enforce its rights either by suit in equity and/or by action at law pursuant to the terms of the Franchise Agreements. In addition, the Trustee may seek to recover the Payment Amount paid to the Franchisees with respect to the Restaurants.

         7.2 Franchisees hereby acknowledge that their compliance with the terms of this Commitment is critical to BKC's transformation and marketing strategy intended to increase Burger King restaurant sales due to the fact that the signage and the Drive-Thru 2000 Package must be installed in at least 67% of the Burger King Restaurants in an ADI in order to advertise the initiative to consumers. The Franchisees further acknowledge that the remedy at law for any breach or threatened breach of this Commitment is inadequate. Accordingly, Franchisees hereby waive any right to

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                  object to specific performance or other equitable relief as a remedy for any such breach. The Franchisees further agree to waive any requirement for the securing or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for such breach, but shall be in addition to other remedies available at law or in equity to BKC.

         7.3 In any litigation to enforce the terms of this Commitment, the prevailing party shall recover and the losing party shall pay the reasonable attorneys' fees and costs incurred by the prevailing party.

8. Amendments to Franchise Agreements. To the extent that any provisions of this Commitment impose additional obligations on the Franchisees or confer additional rights or remedies on BKC than the obligations, rights and remedies set forth in the Franchise Agreements, the Franchise Agreements are hereby amended accordingly.

9. Limited Release Relating to Administration of Trust Account. In consideration for all amounts paid to the Franchisees hereunder in accordance with the provisions hereof, the Franchisees, jointly and for themselves, their respective officers, directors, partners, shareholders, successors, assigns, personal representatives and affiliates (collectively, the "Releasing Parties"), release, acquit, satisfy and forever discharge, BKC, Coca-Cola, Dr Pepper and the Trustee, and their respective successors, predecessors, counsel, insurers, assigns, officers, directors, employees, affiliates and agents, past and present (collectively, the "Released Parties"), from and against all claims, actions, causes of action, demands, damages, costs, suits, debts, covenants, controversies and any other liabilities whatsoever, whether known or unknown, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal or equitable, which the Releasing Parties ever had, now have, can, shall or may have, against the Released Parties relating to (a) the establishment and funding of the Trust, (b) the distribution of the Coca-Cola Funds and Dr Pepper Funds in accordance with the provisions of the Trust Agreement, (c) the eligibility requirements described herein, and (d) any determination of eligibility with respect to the Franchisees' Restaurants.

10. Termination of Commitment. Once the Franchisees have discharged all of their duties and obligations under this Commitment, as determined by BKC in its reasonable discretion, this Commitment shall terminate in its entirety and be of no further force and effect, and to the extent that this Commitment constitutes an amendment to the Franchise Agreements, such amendment shall terminate in its entirety and be of no further force and effect.

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11.      Governing Law; Jurisdiction and Venue. This Commitment shall be governed by the laws of the State of Florida, without reference to principles of conflicts of laws. The Franchisees hereby agree that the U.S. District Court for the Southern District of Florida, or only if such court lacks jurisdiction, the 11th Judicial Circuit (or its successor) in and for Miami-Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy under or in connection with this Commitment.


FRANCHISEES

NAME OF OPERATING COMPANY
OR ENTITY

BRAVOKILO, INC.


By:  /s/ Daniel B. Fitzpatrick
     ----------------------------------------
     Daniel B. Fitzpatrick
Its: President
     ---------------------------------------


QUALITY DINING, INC.


By:  /s/ Daniel B. Fitzpatrick
     ----------------------------------------
     Daniel B. Fitzpatrick
Its: President
     ---------------------------------------

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                                   SCHEDULE I
                                       TO
                              FRANCHISEE COMMITMENT


                      List of Class A Qualified Restaurants


NAME OF FRANCHISE GROUP:

FRANCHISE GROUP NUMBER:

PERSON OR ENTITY TO WHOM PAYMENT
SHOULD BE MADE (PAYEE):

PAYEE'S TAX IDENTIFICATION NUMBER:


RESTAURANT #                         ADDRESS               CITY, STATE, ZIP CODE
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                             (SEE ATTACHED PRINTOUT)